Exhibit 99.1


    First Oak Brook Bancshares, Inc. Announces Second Quarter 2005 Earnings



    OAK BROOK, Ill.--(BUSINESS WIRE)--July 19, 2005--First Oak Brook Bancshares, Inc., (NASDAQ:FOBB):

    2005 Second Quarter Earnings

    (Unaudited)

    FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB) announced net income for the second quarter of 2005 of $4.455 million, down from $4.801 million for the second quarter of 2004. Diluted earnings per share were $.45 in the second quarter of 2005 compared to $.48 in 2004, down 6%.
    Net interest income was $13.023 million in the second quarter of 2005 compared to $13.265 million in the second quarter of 2004. The decrease in net interest income resulted from a 36 basis point decrease in the net interest margin to 2.62%, partially offset by an 11% increase in average earning assets. Margin compression in the second quarter of 2005 was primarily the result of interest rates rising faster on deposits than on loans and investments and the flattening yield curve. The growth in average earning assets included an increase in average loans of $184.9 million and an increase in average investment securities of $33.6 million.
    No provision for loan losses was recorded in the second quarter of 2005 due to high asset quality and a low level of charge-offs for the quarter.
    Other income, excluding securities gains and losses, increased 7% primarily as a result of the following:

    -- Merchant credit card processing fees - up $570,000, primarily due to new customer growth and increased volume. Merchant outlets totaled 628 at June 30, 2005 as compared to 488 at June 30, 2004.

    -- Other operating income - up $148,000, due to retail annuity sales and a gain on the sale of repossessed property.

    -- Investment management and trust fees - up $101,000, primarily from increases in discretionary assets under management which rose to $772.2 million, up from $634.3 million at June 30, 2004.

    --  Income from sale of covered call options - down $379,000.

    -- Treasury management fees - down $178,000, primarily due to higher earnings credit rates being paid on demand deposit account balances.

    Other expenses rose 10% for the second quarter of 2005 primarily as a result of the following:

    -- Merchant credit card interchange expense - up $501,000, primarily due to increased volume.

    --  Salaries and employee benefits - up $215,000.

    -- Advertising and business development - up $138,000, primarily due to expenses associated with individual sales and promotion efforts and the promotion of the new "guaranteed best rate" mortgage products.

    Six Month Earnings

    (Unaudited)

    Net income for the first six months of 2005 was $8.735 million, down from $9.566 million for the first six months of 2004. Diluted earnings per share were $.88 in the first six months of 2005 compared to $.96 in 2004, down 8%.
    Net interest income was $25.838 million in the first six months of 2005 compared to $26.383 million in the first six months of 2004. The decrease in net interest income resulted from a 37 basis point decrease in the net interest margin to 2.66%, partially offset by a 12% increase in average earning assets. Margin compression in the first six months of 2005 was primarily the result of interest rates rising faster on deposits than on loans and investments and the flattening yield curve. The growth in average earning assets included an increase in average loans of $168.6 million and an increase in average investment securities of $55.3 million.
    No provision for loan losses was recorded in the first six months of 2005 compared to $500,000 recorded in 2004, due to high asset quality and a low level of charge-offs in 2005.
    Other income, excluding security gains, increased 6%, primarily as a result of the following:

    -- Merchant credit card processing fees - up $890,000, primarily due to new merchants and increased volume.

    -- Investment management and trust fees - up $196,000, primarily from an increase in discretionary assets under management.

    -- Other operating income - up $176,000 due to retail annuity sales and a gain on the sale of repossessed property.

    --  Income from sale of covered call options - down $474,000.

    -- Treasury management fees - down $428,000, primarily due to higher earnings credit rates being paid on demand deposit account balances.

    Other expenses rose 9% for the first six months of 2005 primarily as a result of the following:

    -- Merchant credit card interchange expense - up $803,000, primarily due to increased volume.

    --  Salaries and employee benefits - up $621,000.

    -- Professional fees - up $170,000, primarily due to a reimbursement of legal fees in 2004 related to a fully recovered problem credit and increased ongoing costs related to compliance with the Sarbanes-Oxley Act.

    -- Advertising and business development - up $136,000, due primarily to the promotion of the new "guaranteed best rate" mortgage product.

    Chief Executive Officer & President's Comments

    Richard M. Rieser, Jr., Company CEO and President said, "Despite current margin pressures, we are pleased with our strong loan growth of over $155 million since year end. In addition, our Investment Management and Trust Department is approaching $1 billion in total assets and our Merchant Credit Card Department had a record quarter. We are also very excited by our branch expansion. Our new Darien branch is already up to $43 million in deposits in just 16 weeks and we are still on target to add to our North Shore presence in Glencoe and Northbrook and open another Dupage County office in Wheaton later this year."

    Assets and Equity at June 30, 2005

    (Unaudited)

    Total assets were $2.150 billion at June 30, 2005, up 3% from $2.083 billion at December 31, 2004.
    Shareholders' equity was $136.3 million at June 30, 2005 compared to $133.8 million at December 31, 2004. Book value per share was $13.68, at June 30, 2005.
    Under the Company's Stock Repurchase Program, the Company repurchased 88,603 shares at an average price of $29.75 during the first six months of 2005. The repurchased stock is held as treasury stock and used for general corporate purposes.
    The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Fed regulatory burdens and helps lessen FDIC insurance assessments.

    Asset Quality

    (Unaudited)

    Net charge-offs for the first six months of 2005 totaled $30,000 compared to $131,000 in the first six months of 2004. In 2005, charge-offs totaled $242,000, which related primarily to the indirect vehicle portfolio. Recoveries totaled $212,000 including $32,000 in restitution from the 60 W. Erie loan fraud. The remaining recoveries relate primarily to the Company's indirect vehicle portfolio. In 2004, charge-offs of $306,000 and recoveries of $175,000 related primarily to the indirect vehicle portfolio.
    As of June 30, 2005 and December 31, 2004, the Company's allowance for losses stood at $8.5 million. This allowance represented .69% of loans outstanding at June 30, 2005, and .80% of loans outstanding at year end.
    At June 30, 2005, nonperforming loans (including nonaccrual loans of $103,000 and loans past due greater than 90 days of $58,000) were $161,000, compared to $148,000 at December 31, 2004.
    At June 30, 2005, nonperforming assets totaled $1.19 million, a substantial decrease from $10.15 million at December 31, 2004. Nonperforming assets include Other Real Estate Owned (OREO) of $936,000, nonperforming loans of $161,000, and repossessed vehicles held for sale of $93,000.
    OREO totaled $936,000 at June 30, 2005, down from $9.857 million at December 31, 2004. OREO consists of one remaining full-floor unit and six parking spaces from a luxury condominium project in Chicago. The Company recognized a gain of $87,000 on the sale of the Chicago Heights OREO property during the second quarter of 2005.

    Branch Network

    (Unaudited)

    Oak Brook Bank currently operates eighteen banking offices, sixteen in the western suburbs of Chicago, one in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com.
    The Bank has announced four additional branches for Glencoe, Northbrook, Wheaton, and Homer Glen. The Bank expects to open the Glencoe, Northbrook, and Wheaton branches in the latter part of 2005, and the Homer Glen branch in 2006.
    The Bank continues to evaluate branch expansion opportunities in the Chicago area.

    Shareholder Information

    (Unaudited)

    The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB remained a member of the Russell 2000(R) Index effective July 1, 2005 for a term of one year.
    Twenty-one firms make a market in the Company's Common stock. The following six firms provide research coverage: Howe Barnes Investments, Inc.; Sandler, O'Neill & Partners; Stifel Nicolaus & Co.; Keefe, Bruyette & Woods, Inc.; FTN Financial Securities Corp.; and Sidoti & Co.
    At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.
    The consolidated balance sheets, income statements, and selected financial data are enclosed.

    Forward-Looking Statements

    This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to the loan fraud and condominium project at 60 W. Erie, Chicago; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in regulatory approval or construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                  (Unaudited)              (Unaudited)
                                    June 30,   December 31,  June 30,
                                      2005         2004        2004
                                  ------------------------------------
                                         (Dollars in thousands)
Assets
  Cash and due from banks             $35,427     $34,273     $29,313
  Fed funds sold and
   interest-bearing
   deposits with banks                 41,409      51,479     136,095
  Investment securities:
   Held-to-maturity, at amortized
    cost                               37,554      35,469      23,297
   Available-for-sale, at fair
    value                             711,027     786,198     765,915
   Trading, at fair value                 907           -           -
   Non-marketable securities -
    FHLB stock                         19,941      19,410      38,517
                                  ------------------------------------
  Total investment securities         769,429     841,077     827,729
  Loans:
   Commercial                         130,808     116,653     101,494
   Syndicated                          64,389      34,958      26,829
   Construction                       111,675      75,833      59,141
   Commercial mortgage                258,145     247,840     241,852
   Residential mortgage               125,643     109,097     105,930
   Home equity                        158,546     151,873     146,296
   Indirect auto                      303,386     276,398     260,644
   Indirect Harley Davidson            65,673      51,560      46,314
   Other consumer                       8,548       7,443       7,744
                                  ------------ ----------- -----------
  Total loans, net of unearned
   income                           1,226,813   1,071,655     996,244
  Allowance for loan losses            (8,516)     (8,546)     (8,738)
                                  ------------ ----------- -----------
  Net loans                         1,218,297   1,063,109     987,506
  Other real estate owned, net
   of valuation reserve                   936       9,857      12,664
  Premises and equipment, net of
   accumulated depreciation            37,024      34,561      34,188
  Bank owned life insurance            25,349      24,858      21,435
  Other assets                         21,989      23,310      21,057
                                  ------------ ----------- -----------
Total assets                       $2,149,860  $2,082,524  $2,069,987
                                  ============ =========== ===========



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                  (Unaudited)             (Unaudited)
                                    June 30,  December 31,   June 30,
                                      2005         2004        2004
                                  -----------------------------------
                                        (Dollars in thousands)
Liabilities
  Noninterest-bearing demand
   deposits                          $279,506    $265,251    $263,682
  Interest-bearing deposits:
    Savings deposits and NOW
     accounts                         258,112     291,028     279,697
    Money market accounts             210,446     166,777     138,605
    Time deposits:
           Under $100,000             423,718     376,841     384,810
           $100,000 and over          642,940     614,639     644,276
                                  ------------ ----------- -----------
    Total interest-bearing
     deposits                       1,535,216   1,449,285   1,447,388
                                  ------------ ----------- -----------
  Total deposits                    1,814,722   1,714,536   1,711,070
  Fed funds purchased and
   securities sold under
   agreements to repurchase            24,370      25,285      22,954
  Treasury, tax and loan demand
   notes                                5,478       7,792      20,300
  FHLB of Chicago borrowings          128,903     161,418     165,500
  Junior subordinated notes issued
   to capital trusts                   23,713      23,713      23,713
  Other liabilities                    16,388      15,993       8,972
                                  ------------ ----------- -----------
Total liabilities                   2,013,574   1,948,737   1,952,509
Shareholders' equity:
  Preferred stock                           -           -           -
  Common stock                         21,850      21,850      21,850
  Surplus                               8,186       7,751       6,349
  Accumulated other
   comprehensive (loss) income           (632)        432      (9,098)
  Retained earnings                   120,104     114,897     108,521
  Less cost of shares in treasury     (13,222)    (11,143)    (10,144)
                                  ------------ ----------- -----------
Total shareholders' equity            136,286     133,787     117,478
                                  ------------ ----------- -----------
Total liabilities and
 shareholders' equity              $2,149,860  $2,082,524  $2,069,987
                                  ============ =========== ===========



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                       Three months ended       Six months ended
                             June 30,     %          June 30,     %
(In thousands except      2005    2004  Change    2005    2004  Change
 per share data)       ----------------------- -----------------------

Interest and dividend
 income:
  Loans                 $15,713 $12,154    29   $29,575 $23,850    24
  Investment
   securities:
    U.S. Treasuries and
     U.S. Government
     agencies             7,456   6,952     7    15,079  13,938     8
    State and municipal
     obligations            439     492   (11)      864     955   (10)
    Other securities        822   1,121   (27)    1,660   2,268   (27)
  Fed funds sold and
   interest-bearing
   deposits with banks      251     137    83       377     217    74
                       -------- --------       -------- --------
Total interest and
 dividend income         24,681  20,856    18    47,555  41,228    15
Interest expense:
  Savings deposits and
   NOW accounts             869     751    16     1,724   1,456    18
  Money market accounts   1,047     401   161     1,688     768   120
  Time deposits           7,812   4,772    64    14,377   9,219    56
  Fed funds purchased
   and securities sold
   under agreements to
   repurchase               223      54   313       418     189   121
  Treasury, tax and
   loan demand notes         63      12   425        74      31   139
  FHLB of Chicago
   borrowings             1,157   1,236    (6)    2,523   2,450     3
  Junior subordinated
   notes issued to
   capital trusts           487     365    33       913     732    25
                       -------- --------       -------- --------
Total interest expense   11,658   7,591    54    21,717  14,845    46
                       -------- --------       -------- --------
  Net interest income    13,023  13,265    (2)   25,838  26,383    (2)
Provision for loan
 losses                       -     250    (a)        -     500    (a)
                       -------- --------       -------- --------
  Net interest income
   after provision for
   loan losses           13,023  13,015     -    25,838  25,883     -



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                       Three months ended       Six months ended
                            June 30,      %          June 30,     %
(In thousands except      2005    2004  Change    2005    2004  Change
 per share data)       ----------------------- -----------------------

Other income:
  Service charges on
   deposit accounts:
     Treasury
      management            909   1,087   (16)    1,866   2,294   (19)
     Retail and small
      business              317     322     -       582     619    (6)
  Investment management
   and trust fees           762     661    15     1,496   1,300    15
  Merchant credit card
   processing fees        2,056   1,486    38     3,707   2,817    32
  Gains on mortgages
   sold, net of fees
   and costs                187     108    73       275     125   120
  Income from bank
   owned life insurance     247     211    17       491     424    16
  Income from sale of
   covered call options      58     437   (87)      306     780   (61)
  Securities dealer
   income                    57      74   (23)       92     101    (9)
  Other operating
   income                   498     350    42       851     675    26
  Investment securities
   gains (losses)           135      (5)   (a)      298     162    (a)
                       -------- --------       -------- --------
Total other income        5,226   4,731    10     9,964   9,297     7
Other expenses:
  Salaries and employee
   benefits               6,291   6,076     4    12,788  12,167     5
  Occupancy                 859     799     8     1,735   1,654     5
  Equipment                 557     509     9     1,073   1,029     4
  Data processing           494     456     8       983     894    10
  Professional fees         276     258     7       582     412    41
  Postage, stationery
   and supplies             282     268     5       523     505     4
  Advertising and
   business development     706     568    24     1,217   1,081    13
  Merchant credit card
   interchange expense    1,700   1,199    42     3,062   2,259    36
  Other operating
   expense                  570     537     6     1,090   1,072     2
                       -------- --------       -------- --------
Total other expense      11,735  10,670    10    23,053  21,073     9
                       -------- --------       -------- --------
Income before income
 taxes                    6,514   7,076    (8)   12,749  14,107   (10)
  Income tax expense      2,059   2,275    (9)    4,014   4,541   (12)
                       -------- --------       -------- --------
Net income               $4,455  $4,801    (7)   $8,735  $9,566    (9)
                       ======== ========       ======== ========

Diluted earnings per
 share                    $0.45   $0.48    (6)    $0.88   $0.96    (8)
                       ======== ========       ======== ========

(a) Percentage change information not meaningful.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)


                Three months ended          Six months ended
(In thousands        June 30,        %           June 30,        %
 except per       2005      2004   Change     2005      2004   Change
 share data)   --------------------------- ---------------------------

AVERAGE
 BALANCES:
 Loans, net of
  unearned
  income       $1,163,565  $978,715    19  $1,122,570  $954,012    18
 Investment
  securities      814,973   781,396     4     829,603   774,329     7
 Earning assets 2,014,411 1,812,873    11   1,980,874 1,771,044    12
 Total assets   2,125,483 1,932,143    10   2,094,268 1,891,607    11
 Demand
  deposits        277,098   278,240     -     274,129   265,802     3
 Total deposits 1,779,878 1,575,413    13   1,740,076 1,522,457    14
 Interest
  bearing
  liabilities   1,701,787 1,520,007    12   1,673,048 1,489,564    12
 Shareholders'
  equity          131,946   121,749     8     132,503   123,006     8

COMMON STOCK
 DATA:
 Earnings per
  share:
  Basic              0.45      0.49    (8)       0.89      0.98    (9)
  Diluted            0.45      0.48    (6)       0.88      0.96    (8)
 Weighted
  average
  shares
  outstanding:
  Basic         9,802,540 9,743,842     1   9,821,210 9,729,189     1
  Diluted       9,946,913 9,990,636     -   9,976,629 9,989,710     -
 Cash dividends
  paid per
  share             $0.18     $0.16    13       $0.34     $0.30    13
 Market price
  at period end    $28.22    $30.30    (7)
 Book value per
  share            $13.68    $11.73    17
 Price to book       2.06x     2.58x
  ratio                               (20)
 Price to           15.42x    15.95x
  earnings
  ratio (1)                            (3)
 Period end
  shares
  outstanding   9,794,170 9,754,216     -

FINANCIAL
 RATIOS
 Return on
  average
  assets  (2)        0.84%     1.00%  (16)       0.84%     1.02%  (18)
 Return on
  average
  shareholders'
  equity  (2)       13.54%    15.86%  (15)      13.29%    15.64%  (15)
 Overhead
  ratio (2)          1.30%     1.32%   (2)       1.33%     1.34%   (1)
 Efficiency
  ratio  (2)        64.31%    59.29%    8       64.39%    59.06%    9
 Net interest
  margin on
  average
  earning
  assets  (2, 3)     2.62%     2.98%  (12)       2.66%     3.03%  (12)
 Net interest
  spread  (2, 3)     2.19%     2.65%  (17)       2.25%     2.72%  (17)
 Dividend
  payout ratio (2)  39.26%    32.35%   21       40.39%    32.48%   24


---------
(1) Calculated using the end of period market price divided by the last twelve months diluted earnings of $1.83 per share in 2005 and $1.90 per share in 2004.
(2) Annualized ratio.
(3) Tax equivalent basis. The net interest margin calculations include the effects of tax equivalent adjustments for tax exempt loans and investment securities using a tax rate of 35% in 2005 and 2004. Tax equivalent interest income for the three months ended June 30, 2005 and 2004 includes a tax equivalent adjustment of $140 and $157, respectively. Tax equivalent interest income for the six months ended June 30, 2005 and 2004 includes a tax equivalent adjustment of $274 and $300, respectively.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                     June 30,  December 31,  June 30,
(Dollars in thousands)                2005        2004        2004
                                  ------------------------------------
CAPITAL RATIOS

Company Consolidated (minimum for
 "well capitalized"):
   Tier 1 capital ratio (6%)         $157,792    $156,019    $149,415
                                        10.52%      11.57%      11.80%
   Total risk-based capital ratio
    (10%)                            $166,309    $164,566    $158,153
                                        11.09%      12.20%      12.49%
   Capital leverage ratio (5%)       $157,792    $156,019    $149,415
                                         7.37%       7.47%       7.68%
Oak Brook Bank:
   Tier 1 capital ratio (6%)         $147,517    $142,000    $136,300
                                         9.91%      10.61%      10.84%
   Total risk-based capital
    ratio (10%)                      $156,034    $150,547    $145,038
                                        10.48%      11.24%      11.53%
   Capital leverage ratio (5%)       $147,517    $142,000    $136,300
                                         6.93%       6.82%       7.03%
TRUST ASSETS
   Discretionary assets under
    management                       $772,153    $751,046    $634,326
   Total assets under
    administration                    978,053     944,318     815,542

ASSET QUALITY RATIOS
Nonperforming loans                      $161        $148        $388
Nonperforming assets (1)                1,190      10,150      13,119
Nonperforming loans to total loans       0.01%       0.01%       0.04%
Nonperforming assets to total
 assets                                  0.06%       0.49%       0.63%
Net charge-offs to average loans
 (annualized)                            0.01%       0.03%       0.03%
Allowance for loan losses to total
 loans                                   0.69%       0.80%       0.88%
Allowance for loan losses to            52.90x      57.74x      22.52x
 nonperforming loans

ROLLFORWARD OF ALLOWANCE FOR LOAN
 LOSSES
Balance at January 1                   $8,546                  $8,369
                                  ------------            ------------
Charge-offs during the period:
   Commercial loans                        (1)                      -
   Home equity loans                        -                     (15)
   Indirect vehicle loans                (237)                   (282)
   Consumer loans                          (4)                     (9)
                                  ------------            ------------
Total charge-offs                        (242)                   (306)
                                  ------------            ------------
Recoveries during the period:
   Commercial loans                        39                      15
   Construction, land acquisition
    and development loans                  32                       -
   Indirect vehicle loans                 126                     152
   Consumer loans                          15                       8
                                  ------------            ------------
Total recoveries                          212                     175
                                  ------------            ------------
Net charge-offs during the period         (30)                   (131)
Provision for loan losses                   -                     500
                                  ------------            ------------
Allowance for loan losses at
 June 30                               $8,516                  $8,738
                                  ============            ============

(1) Includes nonperforming loans, OREO and repossessed vehicles.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME (UNAUDITED)

                          2005                     2004
                     ---------------- --------------------------------
                      Second  First    Fourth  Third   Second  First
                     Quarter Quarter  Quarter Quarter Quarter Quarter
                     ------- -------- ------- ------- ------- --------
                           (In thousands except per share data)

Interest income      $24,681 $22,874  $22,752 $22,731 $20,856 $20,372

Interest expense      11,658  10,059    9,492   8,963   7,591   7,254
                     ------- -------- ------- ------- ------- --------

Net interest income   13,023  12,815   13,260  13,768  13,265  13,118

Provision for loan
 losses                    -       -        -       -     250     250

Other income           5,226   4,738    4,389   4,846   4,731   4,566

Other expense         11,735  11,318   10,688  11,971  10,670  10,403
                     ------- -------- ------- ------- ------- --------

Income before income
 taxes                 6,514   6,235    6,961   6,643   7,076   7,031

Income tax expense     2,059   1,955    2,021   2,077   2,275   2,266
                     ------- -------- ------- ------- ------- --------
Net income            $4,455  $4,280   $4,940  $4,566  $4,801  $4,765
                     ======= ======== ======= ======= ======= ========

Basic earnings per
 share                 $0.45   $0.43    $0.50   $0.47   $0.49   $0.49
                     ======= ======== ======= ======= ======= ========

Diluted earnings per
 share                 $0.45   $0.43    $0.49   $0.46   $0.48   $0.48
                     ======= ======== ======= ======= ======= ========

ROA (1)                 0.84%   0.84%    0.94%   0.87%   1.00%   1.04%
ROE (1)                13.54%  13.04%   14.88%  14.71%  15.86%  15.42%
Net interest
 margin (1)             2.62%   2.70%    2.72%   2.81%   2.98%   3.08%

---------------------
(1) Annualized ratio.


    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630-571-1050 ext. 258
             rbouman@obb.com